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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus of barnesandnoble.com inc. and Fatbrain.com, Inc. constituting a part of this Registration Statement on Form S-4 of our report dated February 7, 2000, relating to the consolidated financial statements of barnesandnoble.com inc. appearing in barnesandnoble.com inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

     We also consent to the reference to us under the caption "Experts" in such Prospectus.

                                          /s/ BDO Seidman, LLP
                                          --------------------------------------
                                          BDO Seidman, LLP

New York, New York
October 18, 2000